Exhibit 4.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of February 13, 2013 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Wells Fargo Capital Finance, LLC, in its capacity as administrative agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Jefferies Finance LLC, in its capacity as collateral agent (including its successors and assigns from time to time, the “Second Lien Collateral Agent”) for the Second Lien Claimholders. As described in more detail in Section 8.10 hereof, this Agreement is intended to be binding on all Claimholders, including the First Lien Collateral Agent and the Second Lien Collateral Agent. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

WHEREAS, Stanadyne Corporation, a Delaware corporation (the “Company”), has entered into the Credit Agreement dated as of August 13, 2009, among Stanadyne Intermediate Holding Corp., a Delaware corporation (“Parent”), the Company, as Borrower (as defined therein), each of the Guarantors (as defined therein) party thereto from time to time, each of the Lenders (as defined therein) party thereto from time to time and the First Lien Collateral Agent providing for a revolving credit facility (as amended by First Amendment to Credit Agreement, dated as of March 25, 2011, Second Amendment to Credit Agreement, dated as of September 26, 2011, Third Amendment to Credit Agreement, dated as of December 16, 2011, Fourth Amendment to Credit Agreement, dated as of March 28, 2012, and Fifth Amendment to Credit Agreement, dated as of February 13, 2013, and as may hereafter be amended, restated, supplemented or modified from time to time in accordance with the terms thereof and hereof, the “Domestic Credit Agreement”);

WHEREAS, the Company has entered into the EXIM Guarantied Credit Agreement dated as of August 13, 2009, among Parent, the Company, as Borrower (as defined therein), each of the Guarantors (as defined therein) party thereto from time to time, each of the Lenders (as defined therein) party thereto from time to time and the First Lien Collateral Agent providing for a revolving credit facility (as amended by First Amendment to EXIM Guarantied Credit Agreement, dated as of August 31, 2010, Second Amendment to EXIM Guarantied Credit Agreement, dated as of March 25, 2011, Third Amendment to EXIM Guarantied Credit Agreement, dated as of September 26, 2011, Fourth Amendment to EXIM Guarantied Credit Agreement, dated as of December 16, 2011, and Fifth Amendment to EXIM Guarantied Credit Agreement, dated as of February 13, 2013, and as may hereafter be amended, restated, supplemented or modified from time to time in accordance with the terms thereof and hereof, the “EXIM Credit Agreement” and, together with the Domestic Credit Agreement, the “First Lien Credit Agreements”);

WHEREAS, the Company is entering into the Second Lien Term Loan Agreement dated of even date herewith among the Company as Borrower (as defined therein), the Guarantors (as defined therein) party thereto from time to time, the Lenders (as defined therein) party thereto from time to time and the Second Lien Collateral Agent pursuant to which, on the terms and subject to the conditions set forth therein, the Lenders are making term loans to the Company in the aggregate principal amount of $25,000,000 (with potential incremental term loans of up to an additional $15,000,000 in the aggregate) (such Second Lien Term Loan Agreement, as amended, restated, supplemented or modified from time to time in accordance with the terms thereof and hereof, the “Second Lien Term Loan Agreement”);

WHEREAS, the obligations of the Company and the other Grantors to (a) the First Lien Collateral Agent and the other First Lien Claimholders and (b) the Second Lien Collateral Agent and the other Second Lien Claimholders are each secured by Liens on substantially all of the assets of the Company and the other Grantors; and

WHEREAS, each of the First Lien Collateral Agent, on behalf of the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. DEFINITIONS.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Account” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Second Lien Collateral Agent and/or First Lien Collateral Agent, the Company and/or any other Grantor and the relevant financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble.

“Banking Product Obligations” means, with respect to any Person, any obligations of such Person owed to any other Person in respect of treasury management services

(including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Claimholders” means the First Lien Claimholders and the Second Lien Claimholders.

SECTION 1. “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning assigned to such term in the preamble.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to such term in Section 6.1(a).

“DIP Financing Liens” has the meaning assigned to such term in Section 6.1(a).

“DIP Lenders” has the meaning assigned to such term in Section 6.1(a).

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5 and subject to Section 4.2(b):

(a) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Debt;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all First Lien Debt (other than any undrawn Letters of Credit);

(c) discharge or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event exceeding the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all Letters of Credit issued under the First Lien Documents and constituting First Lien Debt; and

(d) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the Indebtedness constituting such First Lien Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time), or in the case of Banking Product Obligations or Hedging Obligations constituting First Lien Obligations, providing cash collateral (in an amount, to the extent, and in the manner required by the First Lien Credit Agreement).

“Discharge of First Lien Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5 and subject to Section 4.2(b):

(a) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Priority Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all First Lien Priority Obligations (other than any undrawn Letters of Credit constituting First Lien Priority Obligations);

(c) discharge or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event exceeding the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all Letters of Credit issued under the First Lien Documents and constituting First Lien Priority Obligations; and

(d) payment in full in cash of all other First Lien Priority Obligations that are outstanding and unpaid at the time the Indebtedness constituting such First Lien Priority Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time), or in the case of Banking Product Obligations or Hedging Obligations constituting First Lien Priority Obligations, providing cash collateral (in an amount, to the extent, and in the manner required by the First Lien Credit Agreement).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Enforcement Action” means

(a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings or, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition;

(b) the exercise of any right or remedy provided to a secured creditor under the First Lien Documents or the Second Lien Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or any depositary bank, securities intermediary, or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation;

(c) the Disposition of all or any portion of the Collateral, by private or public sale or any other means;

(d) the solicitation of bids from third parties to conduct the Disposition of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time;

(e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of valuing, marketing, or Disposing of all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time;

(f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the First Lien Documents, the Second Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses); and

(g) the pursuit of Dispositions by the Grantors relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time to the extent conducted with the consent of the First Lien Collateral Agent after the occurrence and during the continuance of a First Lien Default (and prior to the Discharge of First Lien Priority Obligations) in order to collect the First Lien Obligations through such Disposition.

Notwithstanding the foregoing, none of the following shall constitute an Enforcement Action by the First Lien Collateral Agent or any First Lien Claimholder: (i) establishing reserves against the borrowing base and/or the application of ineligibility criteria, or other conditions for advances all as permitted under the First Lien Credit Agreements, (ii)

changing advance rates, eligibility criteria, borrowing base sublimits or advance sublimits as permitted under the First Lien Credit Agreements, (iii) imposing the default rate or late fees, (iv) exercising control with respect to any Deposit Account or securities account collateral or any notification to account debtors, (v) obtaining or conducting appraisals, audits or inspections of the Collateral and (vi) other administrative actions customarily taken by secured asset based lenders with respect to the borrowing base and/or Collateral in the absence of an event of default. Notwithstanding the foregoing, none of the following shall constitute an Enforcement Action by the Second Lien Collateral Agent or any Second Lien Claimholder: (i) imposing the default rate or late fees, (ii) obtaining or conducting appraisals, audits or inspections of the Collateral and (iii) other administrative actions customarily taken by secured lenders with respect to the Collateral in the absence of an event of default.

“Equity Interests” means “Stock” as that term is defined in the First Lien Credit Agreement.

“Excess First Lien Obligations” means the sum of (a) with respect to First Lien Obligations not arising in connection with a DIP Financing, the sum of (i) the portion of the principal amount of the loans outstanding under the First Lien Documents, the undrawn amount of outstanding Letters of Credit that is in excess of the First Lien Cap, plus (ii) the portion of interest and fees on account of such portion of the loans, Letters of Credit described in clause (a)(i) of this definition, and (b) with respect to First Lien Obligations arising in connection with a DIP Financing, the sum of (i) the portion of the principal amount of the loans outstanding under such DIP Financing, the undrawn amount of all outstanding Letters of Credit outstanding under such DIP Financing that, in aggregate, are in excess of the First Lien Cap, plus (ii) the portion of interest and fees on account of such portion of the loans, Letters of Credit described in clause (b)(i) of this definition.

“Excess Second Lien Obligations” means the sum of (a) with respect to Second Lien Obligations not arising in connection with a DIP Financing, the sum of (i) the portion of the principal amount of the loans outstanding under the Second Lien Documents that is in excess of the Second Lien Cap, plus (ii) the portion of interest and fees on account of such loans, plus (b) with respect to Second Lien Obligations arising in connection with a DIP Financing, the sum of (i) the aggregate principal amount of the loans outstanding under such DIP Financing secured in connection with such DIP Financing in excess of the Second Lien Junior DIP Cap, plus (ii) the portion of interest and fees on account of such loans.

“Final Order” means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been filed or sought, such order shall have been affirmed or confirmed by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien Cap” means, as of any date of determination, the result of:

(a) the sum of (which amount shall be increased by the amount of all interest (including any interest paid in kind), reasonable fees, reasonable costs and expenses, indemnities, and other amounts accrued or charged with respect to any of the First Lien Obligations (other than Excess First Lien Obligations) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the First Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency or Liquidation Proceeding):

(i)	$69,958,333.33, plus

(ii)	the amount of the Banking Product Obligations constituting First Lien Obligations, plus

(iii)	the amount of the Hedging Obligations (and any Guarantees of such Hedging Obligations) constituting First Lien Obligations, plus

(iv)	the portion of the Second Lien Accordion Amount not provided by the Second Lien Claimholders that is provided by the First Lien Claimholders in accordance with Section 1.12(b)(ii) of the Second Lien Credit Agreement; provided that nothing contained in this clause (iv) shall be interpreted to be a commitment of any First Lien Claimholder to provide any portion of the Second Lien Accordion Amount, minus

(b) the sum of (i) the aggregate amount of all payments of the principal of any term loan obligations under the First Lien Documents and (ii) the amount of all payments that result in a permanent reduction of the revolving credit commitments under the First Lien Credit Agreements (other than payments of such revolving loan obligations in connection with a refinancing thereof incurred under a First Lien Refinancing Agreement).

Any net increase in the aggregate principal amount of a loan or Letter of Credit (on a U.S. Dollar equivalent basis) after the loan is made or the Letter of Credit issued that is caused by a fluctuation in the exchange rate of the currency in which the loan or Letter of Credit is denominated will be ignored in determining whether the First Lien Cap has been exceeded.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Collateral Agent and any other agent or representative of holders under each First Lien Credit Agreement and each First Lien Refinancing Agreement.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“First Lien Collateral Documents” means the Security Agreements (as defined in each First Lien Credit Agreement and each First Lien Refinancing Agreement then in effect), the First Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Obligations under the First Lien Credit Agreements or any First Lien Refinancing Agreement or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreements” has the meaning assigned to such term in the recitals.

“First Lien Debt” means Indebtedness of any Grantor under the First Lien Documents.

“First Lien Documents” means each First Lien Credit Agreement, each First Lien Refinancing Agreement, the First Lien Collateral Documents, the other Loan Documents (as defined in each First Lien Credit Agreement and each First Lien Refinancing Agreement) and any intercreditor or joinder agreement among holders of First Lien Obligations, each to the extent such are effective at the relevant time.

“First Lien Lenders” means the Lenders (as defined in each First Lien Credit Agreement).

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed (except for this Agreement and any intercreditor or joinder agreement among holders of First Lien Obligations).

“First Lien Obligations” means First Lien Debt and all related Obligations, together with (a) Banking Product Obligations of any Grantor relating to services provided to any Grantor that are secured, or intended to be secured, pursuant to a Lien granted in favor of the First Lien Collateral Agent under each First Lien Credit Agreement or the First Lien Collateral Documents, and (b) Hedging Obligations (and any Guarantees of such Hedging Obligations) that by the terms of the First Lien Documents are secured, or intended to be secured, pursuant to a Lien granted in favor of the First Lien Collateral Agent under each First Lien Credit Agreement or the First Lien Collateral Documents.

“First Lien Pledged Collateral” has the meaning assigned to such term in Section 5.4(a).

“First Lien Priority Obligations” means all First Lien Obligations other than Excess First Lien Obligations, which Excess First Lien Obligations shall be excluded from (and shall not constitute) First Lien Priority Obligations.

“First Lien Refinancing Agreement” means any credit agreement, indenture or other document governing Indebtedness incurred to replace or refinance, in whole or in part, any First Lien Credit Agreement (or any other First Lien Refinancing Agreement), provided that (a) such refinancing was permitted pursuant to the terms of the Second Lien Documents, (b) such

Indebtedness is intended to be, or purports to be, secured by a Lien on assets of each Grantor that are senior in priority to Liens securing the Second Lien Obligations, and (c) an appointed representative for the holders of such Indebtedness (or the holder of such Indebtedness if held by only one Person) has delivered (i) in the case of a full refinancing, an Intercreditor Agreement Joinder and the notice required by Section 5.5(b) or (ii) in the case of a partial refinancing, documentation satisfactory to the First Lien Collateral Agent, including an Intercreditor Agreement Joinder, evidencing compliance with the terms of this Agreement, and the appointment of the First Lien Collateral Agent as agent for the holders of such Indebtedness for purposes of this Agreement.

“Grantor Acknowledgment Joinder” means an agreement substantially in the form of Exhibit A.

“Grantor” and “Grantors” means Parent, the Company, each direct or indirect subsidiary of the Company, and each Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” of a security interest (or the equivalent thereof) or as a “pledgor” (or the equivalent thereof).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness”, “Obligations,” “Liabilities” or any similar term within the meaning of each First Lien Credit Agreement, any First Lien Refinancing Agreement, the Second Lien Term Loan Agreement or any other applicable Second Lien Document, respectively.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Company or any other Grantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency unless otherwise permitted by the First Lien Documents or the Second Lien Documents, as applicable;

(c) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Company or any other Grantor or any of their respective assets; ; or

(d) any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit B.

“Letters of Credit” means the “Letters of Credit” as that term is defined in the First Lien Credit Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement (but not a consignment in the ordinary course of business), any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“New Agent” has the meaning assigned to such term in Section 5.5(b).

“Obligations” means all indebtedness, liabilities and other obligations of every nature of each Grantor from time to time owed to the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, whether for principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the documentation governing any Indebtedness even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) or payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise and all Guarantees of any of the foregoing.

“Ordinary Course Collections” has the meaning assigned to such term in Section 4.1.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Notice” has the meaning assigned to such term in Section 5.8.

“Recovery” has the meaning assigned to such term in Section 6.3.

“Refinancing Indebtedness” has the meaning assigned to such term in the Domestic Credit Agreement as in effect on the date hereof.

“Second Lien Accordion Amount” means, as of any date of determination, an amount equal to the Incremental Term Loan Facility (as defined in Section 1.12 of the Second Lien Term Loan Agreement); provided that such amount shall not exceed $15,000,000 in the aggregate.

“Second Lien Cap” means the sum of (i) $25,000,000, plus (ii) any interest paid in kind with respect to the term loan under the Second Lien Term Loan Agreement (other than in respect of Excess Second Lien Obligations), minus (iii) the aggregate amount of all payments of the principal of the term loan obligations under the Second Lien Term Loan Agreement received by the Second Lien Collateral Agent and the Second Lien Claimholders, plus (iv) the Second Lien Accordion Amount, plus (v) the amount of all interest, reasonable fees, reasonable costs and expenses, indemnities and other amounts accrued or charged with respect to any of the Second Lien Obligations (other than Excess Second Lien Obligations) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Second Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency or Liquation Proceeding.

“Second Lien Junior DIP Cap” means the sum of (i) $28,750,000, plus (ii) any interest paid in kind with respect to the term loan under the Second Lien Term Loan Agreement (other than in respect of Excess Second Lien Obligations), minus (iii) the aggregate amount of all payments of the principal of the term loan obligations under the Second Lien Term Loan Agreement received by the Second Lien Collateral Agent and the Second Lien Claimholders, plus (iv) 115% of the Second Lien Accordion Amount, plus (v) the amount of all interest, reasonable fees, reasonable costs and expenses, indemnities and other amounts accrued or charged with respect to any of the Second Lien Obligations (other than Excess Second Lien Obligations) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Second Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency or Liquation Proceeding.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations, solely in their capacities as holders of Second Lien Obligations, at that time, including the Second Lien Collateral Agent and any other agent or representative of such holders under each Second Lien Document. For clarification purposes, it is understood and agreed that the terms of this Agreement shall not apply to any indebtedness, liabilities or other obligations of Parent, the Company or any other Grantor other than Second Lien Obligations that is held by a holder of Second Lien Obligations and other than First Lien Obligations.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” has the meaning assigned to such term in the preamble.

“Second Lien Collateral Documents” means the Second Lien Security Agreement (as defined in the Second Lien Term Loan Agreement), the Second Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Term Loan Agreement” has the meaning assigned to such term in the recitals.

“Second Lien Default” means any “Event of Default”, as such term is defined in the Second Lien Term Loan Agreement.

“Second Lien Deficiency Claim” means any portion of the Second Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other law governing an Insolvency or Liquidation Proceeding).

“Second Lien Documents” means the Second Lien Term Loan Agreement, the Second Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, or modified, from time to time, in each case in accordance with the provisions of this Agreement.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which a Lien on any real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed (except for this Agreement).

“Second Lien Obligations” means all “Obligations” under and as defined in the Second Lien Term Loan Agreement, including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Pledged Collateral” has the meaning assigned to such term in Section 5.4(a).

“Second Lien Priority Obligations” means all Second Lien Obligations other than Excess Second Lien Obligations, which Excess Second Lien Obligations shall be excluded from (and shall not constitute) Second Lien Priority Obligations.

“Second Lien Secured Claim” means any portion of the Second Lien Obligations not constituting a Second Lien Deficiency Claim.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Standstill Notice” means a written notice from Second Lien Collateral Agent to First Lien Collateral Agent identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that a Second Lien Default has occurred and is continuing and all of the Second Lien Obligations are immediately due and payable.

“Standstill Period” means the period of one hundred and fifty (150) days commencing on the date on which First Lien Collateral Agent receives the applicable Standstill Notice.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Triggering Event” means (a) the acceleration of the First Lien Obligations or the delivery by the First Lien Collateral Agent to any Grantor or other Agent of its intention to accelerate the First Lien Obligations, (b) the First Lien Collateral Agent’s taking of any Enforcement Action with respect to all or a material portion of the Collateral, (c) the occurrence of a Second Lien Default as a result of a failure to make any payment of the Second Lien Obligations when due under the terms of the Second Lien Documents, or (d) the commencement of an Insolvency or Liquidation Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2  Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) references to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided; references to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

II. LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect, or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, or the subordination (by equitable subordination or otherwise) of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agree that:

(a) any Lien on the Collateral securing any First Lien Priority Obligation now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing (i) any Second Lien Priority Obligations, (ii) any Excess First Lien Obligations or (iii) any Excess Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person; and

(b) any Lien on the Collateral securing any Second Lien Priority Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (i) junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Priority Obligations and (ii) senior in all respects to all Liens on the Collateral securing any (x) Excess First Lien Obligation or (y) any Excess Second Lien Obligation, whether or not such Liens securing any Second Lien Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(c) any Lien on the Collateral securing any Excess First Lien Obligation now or hereafter held by or on behalf of the First Lien Collateral Agent, any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (i) junior and subordinate in all respects to all Liens on the Collateral securing (x) any First Lien Priority Obligation or (y) any Second Lien Priority Obligation and (ii) senior in all respects to all Liens on the Collateral securing any Excess Second Lien Obligation for all purposes, whether or not such Liens securing any Excess First Lien Obligation are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(d) any Lien on the Collateral securing any Excess Second Lien Obligation now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing (x) any First Lien Priority Obligation, (y) any Second Lien Priority Obligation or (z) any Excess First Lien Obligation.

2.2 Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, and the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in all or any part of the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder or the rights of the Second Lien Collateral Agent or any Second Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3 No New Liens. So long as the Discharge of First Lien Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto acknowledge and agree that neither the Company nor any other Grantor shall, nor shall it permit any of its Subsidiaries to:

(a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1 (and with respect to priorities among the Second Lien Claimholders solely as among themselves, also in accordance with the terms of the Second Lien Security Agreement). In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, each agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens. The parties hereto agree that it is their intention that the First lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents, in accordance with their respective terms; and

(b) upon request by the Second Lien Collateral Agent concurrently with or after the Discharge of the First Lien Priority Obligations, the First Lien Collateral Agent will provide written notice thereof to each bank party to a control agreement in favor of the First Lien Collateral Agent.

III. ENFORCEMENT.

3.1 Exercise of Remedies; Permitted Actions.

(a) Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders, will not:

(i) take any Enforcement Action, without limitation, commencing any judicial or nonjudicial foreclosure proceeding with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to (whether by set-off, notification of account debtors or otherwise), or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Collateral Document, applicable law or otherwise (it being agreed that only the First Lien Collateral Agent, acting in accordance with the applicable First Lien Documents, shall be entitled to take any such actions or exercise any such remedies prior to the Discharge of First Lien Priority Obligations); provided, that (i) if a Second Lien Default has occurred and is continuing, the Second Lien Collateral Agent may take any Enforcement Actions after the expiration of the then-applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Second Lien Default is continuing, the Second Lien Collateral Agent may not take Enforcement Actions until the expiration of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Default that had not occurred as of the date of the delivery of the earlier Standstill Notice, and (ii) in no event shall Second Lien Collateral Agent or any other Second Lien Claimholder exercise any Enforcement Action if, notwithstanding the expiration of the Standstill Period, First Lien Collateral Agent or any other First Lien Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by Second Lien Collateral Agent) and be diligently pursuing in good faith an Enforcement Action with respect to all or a material portion of the Collateral, and (iii) prior to taking any Enforcement Action, or action to commence or petition for any Insolvency or Liquidation Proceeding after the end of the Standstill Period, Second Lien Collateral Agent shall give First Lien Collateral Agent not less than two (2) Business Days’ prior written notice of the intention of Second Lien Collateral Agent or any other Second Lien Claimholder to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Standstill Period;

(ii) commence or join with any person (other than First Lien Collateral Agent) in commencing, or filing a petition for, any Insolvency or Liquidation Proceeding against any Grantor;

(iii) contest, protest, or object to any Enforcement Action by First Lien Collateral Agent or any other First Lien Claimholder and it is understood and agreed that neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall have any right to direct the First Lien Collateral Agent to take any Enforcement Actions or take any other action under the First Lien Documents; or

(iv) object to (and the Second Lien Collateral Agent for itself and on behalf of the Second Lien Claimholders hereby waives any and all claims with respect thereto) the forbearance by First Lien Collateral Agent or the First Lien Claimholders from taking any Enforcement Action (it being understood and agreed that no such forbearance shall be construed to obligate the Second Lien Collateral Agent or Second Lien Claimholders to also provide a similar forbearance).

(b) Subject to Section 3.1(c), until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien

Collateral Agent or any other Second Lien Claimholder; provided, however, that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of, subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(ii) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien in and to any of the Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Second Lien Claimholders, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any other Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization (including, without limitation, vote to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension), file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with, or permitted by, the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;

(vi) so long as the Discharge of First Lien Obligations shall have occurred or is required to occur simultaneously by virtue of the transaction contemplated thereby, credit bid the Second Lien Obligations; and

(vii) to the extent permitted under Section 3.1(e), exercise any rights of an unsecured creditor.

The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds thereof in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 3.1 (c) and 6.2), the Second Lien Collateral Agent and each other Second Lien Claimholder agrees that, until the Discharge of First Lien Priority Obligations:

(i) it will not take or cause to be taken any action the purpose or effect of which is, to make any Lien in favor of the Second Lien Claimholders pari passu with, or to give any Second Lien Claimholder any preference or priority relative to, any Lien in favor of the First Lien Claimholders with respect to the Collateral or any part thereof;

(ii) it will not challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Document, or the validity, attachment, perfection or priority (in accordance with Section 2.1) of any Lien in favor, or for the benefit, of the First Lien Claimholders, or the validity or enforceability of the priorities (in accordance with Section 2.1), rights or duties established by or other provisions of this Agreement or the exercise of any rights or remedies by the First Lien Collateral Agent, or any forbearance by the First Lien Collateral Agent;

(iii) it will not take or cause to be taken any action the purpose or intent of which is, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of, or other exercise of any Enforcement Action by the First Lien Collateral Agent or any other First Lien Claimholder;

(iv) it shall have no right to (A) direct the First Lien Collateral Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to the Collateral or (B) consent to the exercise by the First Lien Collateral Agent or any other First Lien Claimholder of any right, remedy or power with respect to the Collateral;

(v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the First Lien Collateral Agent or any other First Lien Claimholder seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Collateral Agent nor any other First Lien Claimholder shall be liable for, any action taken or omitted to be taken by such First Lien Collateral Agent or other First Lien Claimholder with respect to any Collateral;

(vi) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled;

(vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; and

(viii) it will not object to the manner in which the First Lien Collateral Agent or any holder of First Lien Obligations may seek to enforce or collect the First Lien

Obligations or the Liens securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any holder First Lien Obligations is adverse to the interests of the holders of Second Lien Obligations, unless such manner of enforcement or collection is prohibited by the terms of this Agreement.

The First Lien Collateral Agent and each other First Lien Claimholder agrees that it will not challenge or question the validity or enforceability of any Second Lien Obligation or any Second Lien Document, or the validity, attachment, perfection or priority (in accordance with Section 2.1) of any Lien in favor, or for the benefit, of the Second Lien Claimholders, or the validity or enforceability of the priorities (in accordance with Section 2.1), rights or duties established by or other provisions of this Agreement or the exercise of any rights or remedies by the Second Lien Collateral Agent, or any forbearance by the Second Lien Collateral Agent.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Second Lien Collateral Agent and the other Second Lien Claimholders may exercise any and all rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Second Lien Documents and applicable law, but in each case in a manner not inconsistent with the terms of this Agreement; provided, however, that in the event that the Second Lien Collateral Agent or any other Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement; and provided further, however, that the terms of this Agreement shall not apply to (i) any indebtedness or other obligations of Parent, the Company or any other Grantor held by the Second Lien Collateral Agent or any Second Lien Claimholders other than the Second Lien Obligations or (ii) the exercise of any rights and remedies by the Second Lien Collateral Agent or any Second Lien Claimholders as unsecured creditors with respect to any such indebtedness or other obligations that are not Second Lien Obligations (even if such exercise is inconsistent with the terms of this Agreement).

(f) Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or such other Second Lien Claimholder of rights or remedies as a secured creditor in respect of the Collateral (including set-off, notification of account debtors, recoupment and any judgment lien resulting from the exercise of rights and remedies available to an unsecured creditor) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have against the Grantors under the First Lien Documents.

IV. PAYMENTS.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral, or proceeds thereof, received in connection with any insurance policy, condemnation award, Enforcement Action and any Collateral or proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) received in connection with any Insolvency or Liquidation Proceeding involving the Company or any other Grantor shall (at such time as such Collateral or proceeds or other amounts have been monetized) be applied:

(i) first, to the payment in full in cash of costs and expenses of First Lien Collateral Agent in connection with any such Enforcement Action or Insolvency or Liquidation Proceeding;

(ii) second, to the payment in full in cash or cash collateralization of the First Lien Priority Obligations in accordance with the First Lien Documents, and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder or the establishment of a reserve thereunder, at the option of First Lien Collateral Agent, in an amount equal to the amount of such payment;

(iii) third, to the payment in full in cash of costs and expenses of Second Lien Collateral Agent in connection with such Enforcement Action or Insolvency or Liquidation Proceeding (to the extent Second Lien Collateral Agent’s Enforcement Action or action in the Insolvency or Liquidation Proceeding was permitted hereunder);

(iv) fourth, to the payment in full in cash of the Second Lien Priority Obligations in accordance with the Second Lien Documents;

(v) fifth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Documents, and

(vi) sixth, to the payment in full in cash of the Excess Second Lien Obligations in accordance with the Second Lien Documents.

Notwithstanding the foregoing, if any Enforcement Action with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the First Lien Collateral Agent as additional collateral for the benefit of the First Lien Claimholders and the Second Lien Claimholders in accordance with Section 5.4 and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. The First Lien Collateral Agent shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its reasonable discretion; provided, that any non-cash proceeds received by First Lien Collateral Agent (other than any non-cash proceeds received on account of any Second Lien Secured Claim) may be distributed by First Lien Collateral Agent to the First Lien Claimholders in full or partial satisfaction of First Lien Debt in an amount determined by First Lien Collateral Agent acting at the direction of the requisite First Lien Claimholders or as a court of competent jurisdiction may direct pursuant to a Final Order, including an order confirming a plan of reorganization in an Insolvency or Liquidation Proceeding. No receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business and absent any

Enforcement Action by First Lien Collateral Agent to collect or otherwise realize upon such Collateral (such Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action for purposes of this Agreement and all Ordinary Course Collections received by First Lien Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the First Lien Credit Agreement.

4.2 Payments Over in Violation of Agreement. Unless and until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and each other Second Lien Claimholder hereby agrees that if it shall obtain possession or control of any Collateral or shall realize or receive any proceeds or payment in respect of any Collateral, whether pursuant to any Second Lien Collateral Document, by the exercise of any rights available to it under applicable law, in connection with any Insolvency or Liquidation Proceeding, through any other exercise of remedies, in connection with any insurance or condemnation award, or in contravention of this Agreement, then it shall hold such Collateral, proceeds or payment in trust for the First Lien Collateral Agent and transfer such Collateral, proceeds or payment, as the case may be, to the First Lien Collateral Agent reasonably promptly. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Priority Obligations has occurred.

4.3 Application of Payments. Subject to the other terms of (a) this Agreement, all payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the First Lien Obligations to the extent provided for in the applicable First Lien Documents; and (b) this Agreement, all payments received by the Second Lien Collateral Agent and any other Second Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the Second Lien Obligations to the extent provided for in the applicable Second Lien Documents.

V. OTHER AGREEMENTS.

5.1 Releases.

(a) The Second Lien Collateral Agent and each other Second Lien Claimholder agrees that in the event of a sale, transfer or other Disposition of any Collateral (regardless of whether or not any Second Lien Default has occurred and is continuing at the time of such sale, transfer or other disposition), the Lien in favor, or for the benefit, of the Second Lien Claimholders shall terminate and be released automatically and without further action if (and only if) the applicable Liens in favor of the First Lien Claimholders on such Collateral are released and if such sale, transfer or other Disposition either (A) is then not prohibited by the Second Lien Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Collateral or in connection with any Insolvency or Liquidation Proceeding; provided that such Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the Discharge of First Lien Priority Obligations.

(b) Notwithstanding the foregoing, in the event of release of Liens of the First Lien Collateral Agent or the First Lien Claimholders on all or substantially all of the Collateral (other than when such release occurs in connection with the First Lien Collateral Agent’s or the First Lien Claimholders’ foreclosure upon, or other exercise of remedies with respect to, such Collateral, or in connection with a sale or other disposition pursuant to Section 363 or any other provision of the Bankruptcy Code (in each case so long as the Liens securing the Second Lien Obligations shall attach to the proceeds of such sale)), no release of the Lien in favor of the Second Lien Claimholders on such Collateral under this Section 5.1 shall be made unless consent to the release of such Liens has been given by the requisite percentage or number of the Second Lien Claimholders as provided for in the applicable Second Lien Documents.

(c) Until the Discharge of First Lien Priority Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2 Insurance.

(a) Unless and until the Discharge of First Lien Priority Obligations has occurred, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right, subject at all times, however, to the rights (if any) of the Grantors under the First Lien Loan Documents, to settle or adjust any insurance policy or claim covering or constituting Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Priority Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid first, to the First Lien Collateral Agent for the benefit of the First Lien Claimholders and the Second Collateral Agent for the benefit of the Second Lien Claimholders in accordance with Section 4.1, and second, if no First Lien Obligations or Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Priority Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

(b) The First Lien Collateral Agent and the Second Lien Collateral Agent shall each be entitled to receive a lender’s loss payable endorsement naming such party as additional insured or loss payee, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments to First Lien Documents and Second Lien Documents; Refinancing; Legending Provisions.

(a) Subject to the terms of this Section 5.3(a), the First Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with the terms of the First Lien Documents without affecting the Lien subordination or other provisions of this Agreement. Subject to the terms of this Section 5.3(a), the First Lien Obligations may be refinanced without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any Second Lien Document of the Second Lien Collateral Agent or any other Second Lien Claimholders without affecting the Lien subordination or other provisions of this Agreement; provided, however, that such refinancing debt is incurred under a First Lien Refinancing Agreement, and notice of any such refinancing is promptly delivered to the Second Lien Collateral Agent. Notwithstanding anything to the contrary in this Section 5.3(a) or otherwise, any amendment, restatement, supplement, modification or refinancing of any First Lien Document shall not, without the prior written consent of the Second Lien Collateral Agent (which it shall be authorized to consent based upon an affirmative vote of the Second Lien Claimholders holding no more than a majority of the debt under the Second Lien Term Loan Agreement):

(i) contravene the provisions of this Agreement;

(ii) increase the “Base Rate Margin”, “LIBOR Rate Margin” (in each case, as defined in the First Lien Credit Agreement) or similar component of the interest rate or yield provisions applicable to the First Lien Obligations (or modify the method of calculating interest which would have the effect of increasing the interest rate) by more than 2.00 percentage points per annum (excluding increases resulting from (A) fluctuations in any rate not caused by an amendment, supplement, modification or refinancing of the First Lien Credit Agreement, (B) the application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof, or (C) the accrual of interest at the default rate);

(iii) increase the outstanding principal amount of the loans plus the amount of outstanding undrawn Letters of Credit under the First Lien Credit Agreement to an amount that would exceed the First Lien Cap;

(iv) extend the scheduled final maturity of the First Lien Credit Agreement or any refinancing thereof pursuant to a First Lien Refinancing Agreement beyond the scheduled maturity of the Second Lien Term Loan Agreement;

(v) modify (or have the effect of a modification of) the mandatory prepayment provisions of the First Lien Credit Agreement or any other First Lien Document in a manner that makes them more restrictive to Grantors;

(vi) change any representation, warranty, covenant, default, or event of default under the First Lien Credit Agreement or any other First Lien Document (including, without limitation, the addition, following the date hereof, of covenants, defaults, or events of default not contained in the First Lien Credit Agreement or other

First Lien Documents) to restrict any Grantor from making payments of the Second Lien Obligations that would otherwise be permitted under the First Lien Documents as in effect on the date hereof; or

(vii) except in conformity with Section 2.3, take any additional Liens on Collateral or receive any additional guaranties of the First Lien Obligations

(b) Subject to the terms of this Section 5.3(b), the Second Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with the terms of the Second Lien Documents without affecting the Lien subordination or other provisions of this Agreement. Subject to the terms of this Section 5.3(b), the Second Lien Obligations may be refinanced without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any First Lien Document (as in effect on the date hereof)) of the First Lien Collateral Agent or any other First Lien Claimholders without affecting the Lien subordination or other provisions of this Agreement; provided, however, that such refinancing debt constitutes Second Lien Obligations, and notice of any such refinancing is promptly delivered to the First Lien Collateral Agent. Any such refinancing debt shall not be permitted to constitute both First Lien Obligations and Second Lien Obligations. Notwithstanding anything to the contrary in this Section 5.3(b), any such amendment, restatement, supplement, modification or refinancing shall not, without the prior written consent of the First Lien Collateral Agent (which it shall be authorized to consent based upon an affirmative vote of the First Lien Claimholders holding no more than a majority of the debt under the First Lien Credit Agreement):

(i) contravene the provisions of this Agreement;

(ii) increase the interest rate or yield provisions applicable to the Second Lien Obligations by more than 2.00 percentage points per annum (excluding increases resulting from fluctuations in any rate not caused by an amendment, supplement, modification or refinancing of the Second Lien Term Loan Agreement or the accrual of interest at the default rate);

(iii) increase the outstanding principal amount of the loans under the Second Lien Term Loan Agreement to an amount that would exceed the Second Lien Cap;

(iv) change to earlier dates any dates upon which payments of principal or interest are due thereon;

(v) change the redemption, mandatory prepayment, or defeasance provisions thereof;

(vi) change any representation, warranty, covenant, default, or event of default under the Second Lien Term Loan Agreement or any other Second Lien Document (including, without limitation, the addition of covenants, defaults, or events of default not contained in the Second Lien Documents or other Second Lien Documents to restrict any Grantor from making payments of the First Lien Obligations that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof or to restrict any Grantor from the Disposition of any assets that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof;

(vii) change any financial covenant in a manner materially adverse to Grantors thereunder (it being understood that any waiver of any default or Second Lien Default arising from the failure to comply with any financial covenant, in and of itself, shall not be deemed to be adverse to Grantors);

(viii) change any default or Second Lien Default thereunder in a manner adverse to Grantors thereunder (it being understood that any waiver of any such default or Second Lien Default, in and of itself, shall not be deemed to be adverse to Grantors);

(ix) increase the non-monetary obligations of Grantors thereunder or confer any additional rights on the Second Lien Claimholders that would be adverse to the First Lien Claimholders; or

(x) except in conformity with Section 2.3, take any additional Liens on Collateral or receive any additional guaranties of the Second Lien Obligations.

(c) The Second Lien Collateral Agent agrees that each Second Lien Collateral Document shall include (or shall be amended to include) the following language (or language to similar effect approved by both the Second Lien Collateral Agent and the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 13, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Capital Finance, LLC, as First Lien Collateral Agent (as defined therein), the Second Lien Collateral Agent and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Second Lien Collateral Agent agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Mortgage covering such Collateral.

(d) In connection with amendments, restatements, supplements, modifications and refinancings permitted by Section 5.3(a) or Section 5.3(b), the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, shall upon request of the other party provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Person.

5.4 Gratuitous Bailee for Perfection.

(a) The First Lien Collateral Agent (without any representation, warranty or recourse) agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “First Lien Pledged Collateral”) as gratuitous bailee for the Second Lien Collateral Agent and the Second Lien Claimholders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106 and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Collateral Documents, subject to the terms and conditions of this Section 5.4. The Second Lien Collateral Agent (without any representation, warranty or recourse) agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Second Lien Pledged Collateral”) as gratuitous bailee for the First Lien Collateral Agent and the First Lien Claimholders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106 and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the First Lien Collateral Documents, subject to the terms and conditions of this Section 5.4. Solely with respect to any Deposit Accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Collateral Agent or the Second Lien Collateral Agent, each of the First Lien Collateral Agent and the Second Lien Collateral Agent (without any representation, warranty or recourse) agrees to also hold control over such Deposit Accounts as gratuitous agent for the Second Lien Collateral Agent or the First Lien Collateral Agent, as applicable, subject to the terms and conditions of this Section 5.4.

(b) The First Lien Collateral Agent and the Second Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders or the Second Lien Claimholders to ensure that the First Lien Pledged Collateral or the Second Lien Pledged Collateral, as applicable, is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4 and under the First Lien Documents or the Second Lien Documents, as applicable. The duties or responsibilities of the First Lien Collateral Agent and the Second Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the First Lien Pledged Collateral and the Second Lien Pledged Collateral, respectively, as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.4 and, in the case of the First Lien Collateral Agent, delivering the First Lien Pledged Collateral upon a Discharge of First Lien Priority Obligations as provided in paragraph (d) below.

(c) The First Lien Collateral Agent and the Second Lien Collateral Agent shall not have, by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any First Lien Claimholder, the First Lien Collateral Agent, the Second Lien Collateral Agent, or any Second Lien Claimholder in connection with its role under this Section 5.4 as gratuitous bailee and gratuitous agent with respect to the Collateral.

(d) Upon the Discharge of First Lien Priority Obligations, the First Lien Collateral Agent shall deliver the remaining First Lien Pledged Collateral (other than cash collateral pledged to secure liabilities relating to Letters of Credit in accordance with clause (c) of the definition of Discharge of First Lien Obligations) in its possession (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding or such other Person as may lawfully be entitled thereto, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding or such other Person as may lawfully be entitled thereto.

(e) Subject to the terms of this Agreement, so long as the Discharge of First Lien Priority Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the First Lien Pledged Collateral in accordance with the terms of the First Lien Documents as if the Liens of the Second Lien Collateral Agent in such Collateral did not exist.

(f) The First Lien Collateral Agent further agrees to use take all action reasonably requested by the Second Lien Collateral Agent, at the expense of Borrower to enable the Second Lien Collateral Agent to obtain a perfected security interest (subject to Section 2.1) in any material Collateral in the possession or within the control of the First Lien Collateral Agent, including amending any outstanding control agreements to provide for the Second Lien Collateral Agent as secured party thereunder.

5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred; Refinancing of First Lien Obligations.

(a) If, concurrently with the Discharge of First Lien Obligations or Discharge of First Lien Priority Obligations, any Grantor (i) enters into any First Lien Refinancing Agreement the Indebtedness under which is permitted by the Second Lien Documents and (ii) delivers to the Second Lien Collateral Agent a written notice and an Intercreditor Agreement Joinder in accordance with Section 5.5(b), then such Discharge of First Lien Obligations or Discharge of First Lien Priority Obligations, as applicable, shall be deemed not to have occurred for all purposes of this Agreement and the obligations under such First Lien Refinancing Agreement shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Liens on Collateral securing such First Lien Obligations shall have the benefit of all of the terms set forth herein.

(b) Upon the Second Lien Collateral Agent’s receipt of a written notice, together with an Intercreditor Agreement Joinder, from the New Agent and the applicable Grantor (which such Grantor agrees to execute promptly upon the request of the New Agent) stating that such Grantor has entered into a First Lien Refinancing Agreement concurrently with the Discharge of First Lien Obligations or Discharge of First Lien Priority Obligations, as applicable, pursuant to Section 5.5(a), (which notice shall include a complete copy of the relevant new First Lien Documents and provide the identity of the new agent for the holders of Indebtedness under such First Lien Refinancing Agreement with regard to security and Collateral, such agent, the “New Agent”), such New Agent shall automatically be treated as the First Lien Collateral Agent for all purposes of this Agreement. The Second Lien Collateral Agent and the Grantors shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Agent shall reasonably request to provide the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, shall deliver, to the extent contemplated by this Agreement, to the New Agent any

First Lien Pledged Collateral or the Second Lien Pledged Collateral, as applicable, held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such First Lien Pledged Collateral or Second Lien Pledged Collateral, as applicable). The New Agent shall agree pursuant to the Intercreditor Agreement Joinder addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall automatically be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6 Successor Agents. If any successor First Lien Collateral Agent or successor Second Lien Collateral Agent is elected or appointed pursuant to the terms of the First Lien Documents or the Second Lien Documents, as applicable, then such successor First Lien Collateral Agent or successor Second Lien Collateral Agent, as applicable, shall automatically be treated as the First Lien Collateral Agent or Second Lien Collateral Agent, as applicable, for all purposes of this Agreement. The successor First Lien Collateral Agent or successor Second Lien Collateral Agent, as applicable, shall enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company, the existing First Lien Collateral Agent or the existing Second Lien Collateral Agent, as applicable, shall reasonably request in order to provide to the successor First Lien Collateral Agent or successor Second Lien Collateral Agent, as applicable, the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The successor First Lien Collateral Agent or successor Second Lien Collateral Agent, as applicable, shall agree pursuant to the Intercreditor Agreement Joinder addressed to the existing First Lien Collateral Agent (and the First Lien Claimholders) or existing Second Lien Collateral Agent (and the Second Lien Claimholders), as applicable, to be bound by the terms of this Agreement.

5.7 No Obligations of First Lien Claimholders.

(a) Each Second Lien Claimholder acknowledges and agrees that neither the First Lien Collateral Agent nor any other First Lien Claimholder shall have any duties or other obligations to such Second Lien Claimholder with respect to any Collateral, other than to transfer to the Second Lien Collateral Agent (or any other Person lawfully entitled thereto) any remaining Collateral and any proceeds of the sale, transfer or other disposition of any such Collateral remaining in its possession following the Discharge of First Lien Priority Obligations and as otherwise provided in this Agreement, in each case without representation or warranty on the part of the First Lien Collateral Agent or any other First Lien Claimholder.

(b) Each Second Lien Claimholder acknowledges and agrees that until the Discharge of First Lien Priority Obligations, the First Lien Collateral Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of, or deal with the Collateral, as provided herein and in the First Lien Documents, without regard to any Second Lien Claimholder or any rights to which the Second Lien Claimholders would otherwise be entitled as a result of any Lien on the Collateral. Without limiting the foregoing, each Second Lien Claimholder agrees that neither the First Lien Collateral Agent nor any other First Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of

Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the Second Lien Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Claimholders from such realization, sale, disposition or liquidation. Following the Discharge of First Lien Priority Obligations, the Second Lien Claimholders may, subject to the Second Lien Documents and any other agreements binding on such Second Lien Claimholders, assert their rights under the UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Second Lien Claimholders.

(c) Each Second Lien Claimholder waives any claim such Second Lien Claimholder may now or hereafter have against the First Lien Collateral Agent or any other First Lien Claimholder arising out of any action which the First Lien Collateral Agent or any other First Lien Claimholder takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions or inactions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions or inactions with respect to the collection of any claim for all or any portion of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with and not in violation of this Agreement and the First Lien Collateral Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations.

5.8 Purchase Option.

(a) Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of the Second Lien Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Second Lien Claimholder having a ratable right to make the purchase, with each Second Lien Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Second Lien Claimholder), upon five (5) Business Days’ prior written notice from (or on behalf of) such Second Lien Claimholders (a “Purchase Notice”) to First Lien Collateral Agent to acquire from the First Lien Claimholders all (but not less than all) of the right, title, and interest of the First Lien Claimholders in and to the First Lien Obligations and the First Lien Documents. The Purchase Notice, if given, shall be irrevocable.

(b) On the date specified by Second Lien Collateral Agent in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by First Lien Collateral Agent of the Purchase Notice), the First Lien Claimholders shall sell to the purchasing Second Lien Claimholders and the purchasing Second Lien Claimholders shall purchase from the First Lien Claimholders, all of the First Lien Obligations.

(c) On the date of such purchase and sale, the purchasing Second Lien Claimholders shall:

(i) pay or cause to be paid to First Lien Collateral Agent, for the benefit of the First Lien Claimholders, as the purchase price therefor, the full amount of all the First Lien Obligations (other than indemnification obligations for which no claim or demand for payment has been made at such time, and other than First Lien Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid,

(ii) furnish or cause to be furnished cash collateral to First Lien Collateral Agent in such amounts as First Lien Collateral Agent determines is reasonably necessary to secure First Lien Collateral Agent and the First Lien Claimholders in respect of (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% (115% in the case of Letters of Credit denominated in a currency other than U.S. Dollars) of the aggregate undrawn amount of such Letters of Credit) (such cash collateral shall be applied to the reimbursement of any drawing under a Letter of Credit as and when such drawing is paid and, if a Letter of Credit expires undrawn, the cash collateral held by First Lien Collateral Agent in respect of such Letter of Credit shall be remitted to the Second Lien Collateral Agent for the benefit of the purchasing Second Lien Claimholders), (B) Banking Product Obligations constituting First Lien Obligations (such cash collateral shall be applied to the reimbursement of such Banking Product Obligations as and when such obligations become due and payable and, at such time as all of such Banking Product Obligations are paid in full, the remaining cash collateral held by First Lien Collateral Agent in respect of such Banking Product Obligations shall be remitted to the Second Lien Collateral Agent for the benefit of the purchasing Second Lien Claimholders), (C) Hedging Obligations (and any Guarantees of such Hedging Obligations) constituting First Lien Obligations (such cash collateral shall be applied to the reimbursement of such Hedging Obligations as and when such obligations become due and payable and, at such time as all of such Hedging Obligations are paid in full, the remaining cash collateral held by First Lien Collateral Agent in respect of such Hedging Obligations shall be remitted to the Second Lien Collateral Agent for the benefit of the purchasing Second Lien Claimholders) and (D) any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the First Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by First Lien Collateral Agent in respect of indemnification obligations shall be remitted to the Second Lien Collateral Agent for the benefit of the purchasing Second Lien Claimholders), and

(iii) pay or cause to be paid to First Lien Collateral Agent and the other First Lien Claimholders the amount of all expenses to the extent earned or due and payable in accordance with the First Lien Documents (including the reimbursement of attorneys fees, financial examination expenses, and appraisal fees).

(d) Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of First Lien Collateral Agent as First Lien Collateral Agent may designate in writing to Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Second Lien Claimholders to the bank account designated by First Lien Collateral Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Claimholders to the bank account designated by First Lien Collateral Agent are received in such bank account later than 2:00 p.m., New York City time.

(e) Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement, in form and substance reasonably satisfactory to the Second Lien Collateral Agent or Second Lien Claimholders, and shall be expressly made without representation or warranty of any kind by First Lien Collateral Agent and the other First Lien Claimholders as to the First Lien Obligations so purchased, or otherwise, and without recourse to the First Lien Collateral Agent or any other First Lien Claimholder, except that the First Lien Collateral Agent and each First Lien Claimholder shall represent and warrant: (i) as to an accounting of all First Lien Obligations and the First Lien Documents, all in reasonable detail; (ii) that the amount quoted by such First Lien Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (iii) it owns, or has the right to transfer to the purchasing Second Lien Claimholders, the rights being transferred, (iv) such transfer will be free and clear of Liens and (v) as to its power and authority to execute such assignment and assumption agreement.

(f) In the event that any one or more of the Second Lien Claimholders exercises and consummates the purchase option set forth in this Section 5.8, (i) First Lien Collateral Agent shall have the right, but not the obligation, to immediately resign under the First Lien Credit Agreement, and (ii) the purchasing Second Lien Claimholders shall have the right, but not the obligation, to require First Lien Collateral Agent to immediately resign under the First Lien Credit Agreement.

(g) In the event that any one or more of the Second Lien Claimholders exercises and consummates the purchase option set forth in this Section 5.8, the First Lien Claimholders shall retain their indemnification rights under the First Lien Credit Agreement for actions or other matters arising on or prior to the date of such purchase.

(h) To the extent a Purchase Notice is given to purchase all of the First Lien Obligations in accordance with this Section 5.8, the right to purchase such First Lien Obligations may be assigned by such Second Lien Claimholder(s) to any Person; provided, that no such assignment shall relieve the Second Lien Claimholder(s) of the obligation to consummate such purchase in accordance with this section 5.8.

VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues.

(a) Until the Discharge of First Lien Priority Obligations has occurred, if the Company or any other Grantor shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or any comparable provision of any Bankruptcy Law) or the use of cash collateral under Section 363 of the Bankruptcy Code (or any comparable provision of any Bankruptcy Law), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection, and will deemed to have consented, to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless:

(i) the First Lien Claimholders or the First Lien Collateral Agent shall oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral,

(ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Liens securing First Lien Obligations upon any Collateral or property of the estate in such Insolvency or Liquidation Proceeding,

(iii) the aggregate principal amount of any such DIP Financing plus the amount of other First Lien Obligations exceeds the First Lien Cap,

(iv) the proposed cash collateral use or DIP Financing documentation compels any such Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation,

(v) any cash collateral order or DIP Financing documentation expressly requires the liquidation of the Collateral or sale of all or substantially all of the Collateral prior to a default under the cash collateral order or DIP Financing documentation,

(vi) any such DIP Financing is not subject to the terms of this Agreement, and

(vii) the interest rate, fees and advance rates of any such DIP Financing are not commercially reasonable under the circumstances

To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens securing First Lien Priority Obligations, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Claimholders, subordinate the Liens on such Collateral to the Liens on such Collateral securing First Lien Priority Obligations and the DIP Financing Liens on the same terms as set forth in this Agreement, so long as the Second Lien Claimholders retain Liens on all of the Collateral to the extent legally entitled thereto, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding to the extent legally entitled thereto, with the same priority, relative to the Liens of the First Lien Claimholders as existed prior to the commencement of the case under the Bankruptcy Code.

(b) The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, agrees that it will raise no objection or oppose, or support any Person in objecting or opposing, a motion to sell or otherwise dispose of any Collateral (or any portion thereof) under Section 363 or any other provision of the Bankruptcy Code if the requisite percentage or number of First Lien Claimholders (or the First Lien Collateral Agent on their behalf), in accordance with the applicable First Lien Documents, have consented to such sale or disposition of such assets (as certified by the First Lien Collateral Agent in writing to the Second Lien Collateral Agent), and the Liens securing the Second Lien Obligations attach to the proceeds of such sale or disposition

(c) In any Insolvency or Liquidation Proceeding the Second Lien Claimholders (or any of them) shall have the non-exclusive right to offer to provide (i) a DIP Financing to the Grantors (or any of them) so long as such DIP Financing provides for, and results in, the Discharge of First Lien Obligations on the closing date of such DIP Financing or (ii) a DIP Financing to the Grantors (or any of them) so long as (A) the Liens on all Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral) securing such DIP Financing are junior and subordinate in priority in all respects to the Liens securing the First Lien Priority Obligations, (B) the aggregate principal amount of DIP Financing plus the outstanding principal amount of Second Lien Obligations does not exceed the Second Lien Junior DIP Cap, (C) the DIP Financing documentation does not compel any such Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation, (D) the DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under the DIP Financing documentation and (E) the DIP Financing is subject to the terms of this Agreement. Nothing contained herein shall be deemed to limit the rights of any First Lien Claimholder to object to a DIP Financing or the use of cash collateral on any grounds.

6.2 Adequate Protection. The Second Lien Collateral Agent and the other Second Lien Claimholders will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for, or otherwise seek, adequate protection (or any comparable request for relief) based upon their interest in the Collateral or otherwise, and will not object to or contest (a) any request by the First Lien Collateral Agent or the other First Lien Claimholders for adequate protection or (b) any objection by the First Lien Collateral Agent or the other First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the other First Lien Claimholders claiming a lack of adequate protection, except that Second Lien Collateral Agent and the other Second Lien Claimholders may:

(i) freely seek and obtain adequate protection in the form of an additional or replacement Lien on any property co-extensive in all respects with, but subordinated (as set forth in Section 2.1) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Claimholders on the same terms as set forth in this Agreement; provided that the First Lien Collateral Agent maintains its senior Lien on such property in accordance with the terms of this Agreement;

(ii) if any one or more First Lien Claimholders are granted adequate protection in the form of a superpriority or other administrative expense claim, then the First Lien Collateral Agent agrees that the Second Lien Collateral Agent shall also be entitled to seek, without objection from the First Lien Claimholders, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be subordinate to the superpriority or other administrative expense claim of the First Lien Claimholders;

(iii) freely vote on any plan of reorganization or similar dispositive restructuring plan, unless the terms of such plan with respect to the Collateral or the proceeds thereof are inconsistent with the terms of this Agreement;

(iv) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Priority Obligations; and

(v) freely seek and obtain adequate protection in the form of payment of reasonable documented out-of-pocket professional fees and expenses of the Second Lien Collateral Agent and the Second Lien Claimholders incurred from time to time on or after the commencement of a case of any Grantor under the Bankruptcy Code; provided that if the Second Lien Collateral Agent or Second Lien Claimholders seek such adequate protection, subject to Section 4.1, the First Lien Collateral Agent and First Lien Claimholders will affirmatively support it; and provided further, that it is understood that the granting of such adequate protection is subject to the requirements of the Bankruptcy Code and other applicable law and the failure of the Second Lien Collateral Agent or any Second Lien Claimholder to obtain such adequate protection shall not be a basis for the Second Lien Collateral Agent or any Second Lien Claimholder to object to any DIP Financing or user of cash collateral that constitutes Collateral supported by the First Lien Collateral Agent or any First Lien Claimholders.

6.3 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise return to the estate of any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and from and after the date of such reinstatement neither the Discharge of First Lien Obligations nor the Discharge of First Lien Priority Obligations shall be deemed to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.4 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations, and the distribution of proceeds thereof. Nothing contained in the foregoing shall be intended to subordinate any claim for payment as between the First Lien Obligations and the Second Lien Obligations.

6.5 Post-Petition Interest.

(a) None of the Second Lien Collateral Agent or any other Second Lien Claimholder shall oppose or seek to challenge, or support any Person in challenging, any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Collateral securing the First Lien Claimholders’ claim, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

(b) None of the First Lien Collateral Agent or any other First Lien Claimholder shall oppose or seek to challenge, or support any Person in challenging, any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Collateral securing the Second Lien Claimholders’ claim, subject to the existence of the Lien of the First Lien Collateral Agent on behalf of the First Lien Claimholders on the Collateral.

6.6 Waiver - 1111(b) Issues. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any objection or claim it may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b) of the Bankruptcy Code to any claims of such First Lien Claimholder in respect of the Collateral and agrees that in the case of any such election it shall have no claim or right to payment with respect to the Collateral in or from such Insolvency or Liquidation Proceeding.

6.7 Separate Grants of Security and Separate Classification. The First Lien Collateral Agent, for itself and on behalf the First Lien Claimholders, and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholder, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute separate and distinct grants of Liens, and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or liquidation under the Bankruptcy Code (or other plan of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Collateral Agent, on behalf of the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, each hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company and the other Grantors, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agent on behalf of the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Collateral before any distribution is made in respect of the claims held by the Second Lien Claimholders from such Collateral, with the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for the benefit of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Second Lien Claimholders.

6.8 Relief from the Automatic Stay. Until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Collateral Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent; provided, that Second Lien Collateral Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral if and to the extent that First Lien Collateral Agent has obtained relief from or modification of such stay in respect of the Collateral, or (b) oppose any request by the First Lien Collateral Agent or any other First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.9 Plan of Reorganization. The provisions of Section 1129(b)(1) of the Bankruptcy Code notwithstanding, the Second Lien Claimholders agree that they will not propose, support, or vote in favor of any plan of reorganization of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.

VII. RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, (a) the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement, and (b) the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders (other than the Second Lien Collateral Agent), acknowledges that such Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement. Neither the Second Lien Collateral Agent nor any Second Lien Claimholder has relied upon the First Lien Collateral Agent or any First Lien Claimholder in making a decision to enter into each of the applicable Second Lien Documents and to be bound by the terms of this Agreement.

7.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien Collateral Agent and the other Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the Second Lien Collateral Agent and the other Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the First Lien Collateral Agent and the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the terms of this Agreement, the Second Lien Collateral Agent and the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the other Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the other First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent or the Second Lien Claimholders to enforce any provision of this Agreement, any First Lien Document or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such Persons or by any noncompliance by any such Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which such Persons, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Documents and subject to the provisions of Section 5.3(a)), the First Lien Collateral Agent and the First Lien Claimholders may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, any other Person, without incurring any liabilities to such Person and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the First Lien Documents (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any rights or remedies under any of the First Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (provided that such sale, exchange, release, surrender, realization, enforcement or other dealing shall only result in a release of the Liens in favor of the Second Lien Collateral Agent, for the benefit of the Second Lien Claimholders, to the extent set forth in Section 5.1) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.

c. Without in any way limiting the generality of the second preceding paragraph (but subject to the rights of the Company and the other Grantors under the Second Lien Documents and subject to the provisions of Section 5.3(a)), the Second Lien Collateral Agent and the Second Lien Claimholders may, at any time and from time to time in accordance with the Second Lien Documents and/or applicable law, without the consent of, or notice to, any other Person, without incurring any liabilities to such Person and without impairing or releasing the Lien priorities and other benefits provided in this Agreement or the Second Lien Documents (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Second Lien Collateral Agent or any rights or remedies under any of the Second Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral, subject to the terms of this Agreement;

(iii) settle or compromise any Second Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor subject to the terms of this Agreement.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Claimholders and the Second Lien Collateral Agent and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

7.5 Representations and Warranties. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent represents and warrants as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party and (iii) will not violate the charter, by-laws or other organizational documents of such party.

(d) Such party is authorized under the First Lien Documents or the Second Lien Documents, as applicable, to enter into this Agreement.

7.6 Authorized Representative. The First Lien Collateral Agent hereby represents and warrants to the Second Lien Collateral Agent that the First Lien Claimholders have authorized the First Lien Collateral Agent to enter into this Agreement on their behalf. The Second Lien Collateral Agent represents and warrants to the First Lien Collateral Agent that the Second Lien Claimholders have authorized the Second Lien Collateral Agent to enter into this Agreement on their behalf.

VIII. MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto on the date hereof. This is a continuing agreement of lien subordination and the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent and the Second Lien Claimholders may continue, at any time and without notice to any of the others, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereon. Each such Person hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such Insolvency or Liquidation Proceeding, as provided in this Agreement. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the earlier of:

(a) the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Collateral Agent and the First Lien Claimholders under Section 6.3; and

(b) the date upon which all of the Second Lien Obligations then outstanding shall have been paid in full (but only if the Second Lien Obligations have not been repaid in contravention of the terms of this Agreement and the Second Lien Collateral Agent has released its Lien on the Collateral).

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing and signed on behalf of the First Lien Collateral Agent and the Second Lien Collateral Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Neither the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, nor the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the First Lien Collateral Agent or any of the First Lien Claimholders, on the one hand, or the Second Lien Collateral Agent or any of the Second Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral

Agent pays over to the First Lien Collateral Agent or the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders shall, to the extent entitled under applicable law, be subrogated to the rights of the First Lien Collateral Agent and the other First Lien Claimholders; provided, however, that, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, hereby each agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Priority Obligations has occurred. Any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent, or any Second Lien Claimholder that are paid over to the First Lien Collateral Agent or the other First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(v) AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO

ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.7 Notices. All notices to the First Lien Claimholders and/or the Second Lien Claimholders permitted or required under this Agreement shall also be sent to the First Lien Collateral Agent and the Second Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the other First Lien Claimholders and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, each agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement and each will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral or the Second Lien Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents. Without limiting the foregoing, upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall, upon the request of the Second Lien Collateral Agent or the Grantors, at the expense of the Grantors, execute, deliver and/or authorize the filing of such documents (including UCC financing statement terminations or amendments), and take all such other actions, as may be reasonably required in connection with the release of any and all Liens of the First Lien Collateral Agent upon any of the Collateral (other than cash collateral pledged to secure liabilities relating to Letters of Credit in accordance with clause (c) of the definition of Discharge of First Lien Obligations).

8.9 APPLICABLE LAW. THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.10 Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the First Lien Collateral Agent, the other First Lien Claimholders, the Second Lien Collateral Agent and the other Second Lien Claimholders and their respective successors and assigns.

8.11 Specific Performance. Except as specifically set forth to the contrary herein, each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be.

8.12 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Collateral Agent, the other First Lien Claimholders, the Second Lien Collateral Agent, and the other Second Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the

First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Collateral Agent and the other Second Lien Claimholders the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Second Lien Documents, respectively.

8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17 Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Second Lien Collateral Agent and the First Lien Collateral Agent, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Second Lien Collateral Agent or the First Lien Collateral Agent (or their respective Affiliates), as the case may be. The parties to this Agreement agree that they will provide the Second Lien Collateral Agent and the First Lien Collateral Agent, as the case may be, with such information as it may request in order for the Second Lien Collateral Agent and the First Lien Collateral Agent, as the case may be, to satisfy the requirements of the USA Patriot Act.

8.18 Additional Grantors. The Company shall cause each of its Subsidiaries that becomes a Grantor or is required by any First Lien Document or Second Lien Document to become bound by the Acknowledgement to this Agreement executed by Parent and the Company as of the date hereof by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Acknowledgment Joinder.

8.19 Reciprocal Rights. The parties agree that the provisions of Sections 2.3, 3, 4.2, 5.1, 5.2, 5.4, 6.1, 6.2, 6.5(b), 6.6, 6.7, 6.8, 6.9(b) and 8.5, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the First Lien Collateral Agent and the other First Lien Claimholders with respect to the First Lien Debt, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Second Lien Debt, on the other hand, (a) shall, from and after the Payment in Full of First Lien Priority Debt and until the payment in full of the Second Lien Priority Debt, apply to and govern, mutatis mutandis, the relationship between the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Second Lien Priority Debt, on the one hand, and the First Lien Collateral Agent and the other First Lien Claimholders with respect to the Excess First Lien Debt, on the other hand, and (b) shall, from and after both the Payment in Full of First Lien Priority Debt and the payment in full of Second Lien Priority Debt, and until the payment in full in cash of the Excess First Lien Debt and the termination or expiration of all commitments, if any, to extend credit that would constitute Excess First Lien Debt, apply to and govern, mutatis mutandis, the relationship between the First Lien Collateral Agent and the other First Lien

Claimholders with respect to the Excess First Lien Debt, on the one hand, and the Second Lien Collateral Agent and the other Second Lien Claimholders with respect to the Excess Second Lien Debt, on the other hand.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Lien Collateral Agent

WELLS FARGO CAPITAL FINANCE, LLC, as First Lien Collateral Agent, and as authorized representative of the First Lien Claimholders

By:	/s/ PAUL G. CHAO
Name:	Paul G. Chao
Title:	Senior Vice President

Notice Address:

Wells Fargo Capital Finance, LLC One Boston Place, 18th Floor Boston, Massachusetts 02108
Facsimile:	617-523-1697
Attn:	Business Finance Division Manager

[Signature Page to Intercreditor Agreement - Stanadyne]

Second Lien Collateral Agent

JEFFERIES FINANCE LLC, as Second Lien Collateral Agent and as authorized representative of the Second Lien Claimholders

By:	/s/ E. JOSEPH HESS
	Name:	E. Joseph Hess
	Title:	Managing Director

Notice Address:

520 Madison Avenue, 19th Floor New York, NY 10022
Telephone:	[ ]
Facsimile:	(212) 284-3444
Attention:	Accounts Manager - Stanadyne

[Signature Page to Intercreditor Agreement - Stanadyne]

ACKNOWLEDGMENT

Dated as of February [    ]. 2013

Parent, Company and the other Grantors party from time to time to this Acknowledgment each hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agrees to recognize all rights granted under the Initial Intercreditor Agreement to the First Lien Collateral Agent, the other First Lien Claimholders, the Second Lien Collateral Agent, and the other Second Lien Claimholders, waives the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agrees that it will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter. Parent, Company and each Grantor each further acknowledges that it is not a party to the Initial Intercreditor Agreement and is not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, in each case as amended, restated, supplemented, or otherwise modified hereafter.

Acknowledged as of the date first written above:

STANADYNE INTERMEDIATE HOLDING CORP.

By:	/s/ STEPHEN S. LANGIN
	Name:	Stephen S. Langin
	Title:	Chief Financial Officer

STANADYNE CORPORATION

By:	/s/ STEPHEN S. LANGIN
	Name:	Stephen S. Langin
	Title:	Vice President, Chief Financial Officer and Secretary

[Signature Page to Intercreditor Agreement - Stanadyne]

[ ]

By:
Name:
Title:

Notice Address:

c/o Stanadyne Corporation

92 Deerfield Road

Windsor, CT 06095

Facsimile No.: (860) 683-4500

Attention: Chief Financial Officer

[Signature Page to Intercreditor Agreement - Stanadyne]

EXHIBIT A

TO INTERCREDITOR AGREEMENT

GRANTOR ACKNOWLEDGMENT JOINDER

Reference is made to that certain Intercreditor Agreement, dated as of February [    ], 2013 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Wells Fargo Capital Finance, LLC, in its capacity as administrative agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Jefferies Finance LLC, in its capacity as collateral agent (including its successors and assigns from time to time, the “Second Lien Collateral Agent”) for the Second Lien Claimholders. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Acknowledgment Joinder, dated as of                 , 20     (this “Grantor Acknowledgment Joinder”), is being delivered pursuant to Section 8.18 of the Intercreditor Agreement.

The undersigned,             , a              (the “Additional Grantor”), hereby agrees to become bound by the Acknowledgement to the Intercreditor Agreement dated as of February [    ], 2013 (the “Acknowledgement”) by Stanadyne Intermediate Holding Corp., a Delaware corporation (“Parent”) and Stanadyne Corporation, a Delaware corporation (the “Company”), as a Grantor thereunder, for all purposes thereof on the terms set forth therein, as fully as if the Additional Grantor had executed and delivered the Acknowledgment as of the date thereof.

This Grantor Acknowledgment Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Acknowledgment Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

EXHIBIT B

TO INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT JOINDER

Reference is made to that certain Intercreditor Agreement, dated as of February [    ], 2013 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Wells Fargo Capital Finance, LLC, in its capacity as administrative agent for the First Lien Claimholders (including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Jefferies Finance LLC, in its capacity as collateral agent (including its successors and assigns from time to time, the “Second Lien Collateral Agent”) for the Second Lien Claimholders. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Intercreditor Agreement Joinder, dated as of                 , 20     (this “Intercreditor Agreement Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement [OPTION 1: as a condition precedent to the Indebtedness for which the undersigned is acting as agent being entitled to the benefits of being First Lien Obligations under the Intercreditor Agreement] [OPTION 2: in connection with the election or appointment of a successor [First Lien Collateral Agent pursuant to the terms of the First Lien Documents][Second Lien Collateral Agent pursuant to the terms of the Second Lien Documents].

1. Joinder. The undersigned,             , a             , (the “New Representative”) as [OPTION 1: [trustee, administrative agent] under that certain [describe applicable First Lien Refinancing Agreement] (the “First Lien Refinancing Agreement”) hereby agrees to become party to the Intercreditor Agreement as a New Agent, the First Lien Collateral Agent and a First Lien Claimholder] [OPTION 2: as successor First Lien Collateral Agent (the “Successor First Lien Collateral Agent”) pursuant to the terms of the applicable First Lien Documents hereby agrees to become party to the Intercreditor Agreement as First Lien Collateral Agent and a First Lien Claimholder] [OPTION 3: as successor Second Lien Collateral Agent (the “Successor Second Lien Collateral Agent”) pursuant to the terms of the applicable Second Lien Documents hereby agrees to become party to the Intercreditor Agreement as Second Lien Collateral Agent and a Second Lien Claimholder] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned New Representative, [OPTION 1: on behalf of itself and each holder of obligations in respect of the Indebtedness to be incurred under the First Lien Refinancing Agreement (together with the New Representative, the “New First Lien Claimholders”)] [OPTION 2: on behalf of itself and each of the First Lien Claimholders] [OPTION 3: on behalf of itself and each of the Second Lien Claimholders], hereby agrees, for the enforceable benefit of all existing and future First Lien Claimholders and all existing and future Second Lien Claimholders[, and as a condition to having the Indebtedness and other Obligations incurred with or with respect to the First Lien Refinancing Agreement being treated as First Lien Obligations under the Intercreditor Agreement] that:

(a) the New Representative and each [other New First Lien Claimholder] [First Lien Claimholder] [Second Lien Claimholder] is bound by the terms, conditions and provisions of the Intercreditor Agreement; and

(b) the New Representative shall perform its obligations under the Intercreditor Agreement.

3. Authority as Agent. The [New Representative] represents, warrants and acknowledges that it has the authority to bind each of the [New First Lien] [First Lien] [Second Lien] Claimholders to the Intercreditor Agreement and such [New First Lien] [First Lien] [Second Lien] Claimholders are hereby bound by the terms, conditions and provisions of the Intercreditor Agreement.

4. [New][Successor] Agent. The [New Agent in respect of the First Lien Refinancing Agreement] [Successor First Lien Collateral Agent] [Successor Second Lien Collateral Agent] is [insert name of New Representative]. The address of the [New Agent in respect of the First Lien Refinancing Agreement] [Successor First Lien Collateral Agent] [Successor Second Lien Collateral Agent] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is             ,             , Attention of              (Facsimile No.             , electronic mail address:             ).

5. [Notice. Each of the undersigned Grantors hereby certifies that the Grantors have previously delivered the notice contemplated by Section [5.3(a)][5.5(b)] of the Intercreditor Agreement [and all other information, evidence and documentation required by Section 5.5 of the Intercreditor Agreement, in each case], in accordance with the terms of the Intercreditor Agreement.

6. Counterparts. This Intercreditor Agreement Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7. Governing Law. THIS INTERCREDITOR AGREEMENT JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Miscellaneous. The provisions of Article VIII of the Intercreditor Agreement shall apply with like effect to this Intercreditor Agreement Joinder.

                                 [Signature Pages Follow]

IN WITNESS WHEREOF, the New Representative has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative as of the day and year first above written.

[NEW REPRESENTATIVE]

By:
Name:
Title: